OMEGA HEALTHCARE INVESTORS, INC.

DEFERRED STOCK PLAN

TABLE OF CONTENTS

OMEGA HEALTHCARE INVESTORS, INC. DEFERRED STOCK PLAN

OMEGA HEALTHCARE INVESTORS, INC.
DEFERRED STOCK PLAN

1.	ELIGIBILITY

Directors of the Company who are not employees of the Company are eligible to participate in the Plan.  In addition, executive officers of the Company shall be eligible to participate at such date as is determined by the Committee.

2.	DEFERRAL ELECTIONS

(a) Directors’ Elections.  Each Director may elect, in the manner prescribed herein, to defer receipt of any Stock Grant, and if desired, the Dividend Equivalents attributable to the deferred Stock Grant, unless otherwise determined by the Committee.

(b) Other Participants’ Elections.  Each Participant (other than a Director of the Company) may elect to defer receipt of any Stock Grant, and if desired, the Dividend Equivalents attributable to the deferred Stock Grant, to the extent provided by the Committee.

3.	TIMING OF ELECTIONS

(a) First Year of Eligibility.  Each Participant may elect, within thirty (30) days after the later of the Effective Date or the date the Participant first becomes eligible to participate in the Plan, to defer receipt of any Stock Grant that is made after the date of the election and represents compensation for services rendered by the Participant after the election.

(b) Initial Deferral Election with respect to Forfeitable Rights.  Each Participant may elect to defer receipt of any Stock Grant, the terms of which require the Participant to continue to provide services to the Company for at least twelve (12) months from the date of grant to avoid forfeiture, if the election is made within thirty (30) days of the date of grant.  For purposes of this Subsection (b), a Stock Grant will not be treated as failing to require the Participant to perform services for at least twelve (12) months from the date of grant merely because the risk of forfeiture lapses upon the Participant’s death or Disability, or a Change in Control, provided that if the Participant’s death or Disability or a Change in Control occurs and the risk of forfeiture lapses within such twelve (12) month period, the deferral election will be given effect only if it is permitted under this Section without regard to this Subsection.

(c) Initial Deferral Election with respect to Performance-Based Compensation.  Each Participant may elect to defer receipt of any Performance-Based Stock Grant within six (6) months before the end of the applicable performance period, provided that the Participant continuously performs services for the Company from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made under this Subsection, provided that no such election may be made after the compensation underlying the Performance-Based Stock Grant has become readily ascertainable.

(d) Initial Deferral Election with respect to Short-Term Deferrals.  Each Participant may elect to defer receipt of any Stock Grant that, absent the deferral election, would be treated as a “short-term deferral” within the meaning of Treas. Reg. Section 1.409A-1, in accordance with the requirements of Subsection (f) below, applied as if the Stock Grant were a deferral of compensation and the scheduled payment date were the date the risk of forfeiture lapses; provided, however, that such election may require payment upon a Change in Control without regard to the five-year additional deferral requirement in Subsection (f).

(e) General Rule.  Except as otherwise provided in this Section, each Participant may elect to defer receipt of any Stock Grant that represents compensation for services for a calendar year only if the election is made not later than the last day of the immediately preceding calendar year.

(f) Standing Election.  Notwithstanding any other provision hereof, the Committee may provide that a deferral election made in a given year will apply also to future Stock Grants made in future years, unless and until the Participant revokes or modifies the deferral election.  In such case, the Participant must submit a written modification or revocation in such form as the Committee may require before the latest permissible date for making a deferral election in accordance with the other subsections of this Section.

(g) Subsequent Changes in Deferral Elections.  Once a Participant makes a deferral election, the Participant may change his deferral election at any time before the last permissible date for making a deferral election as set forth above in this Section.

(h) Dividend Equivalents.  The Committee shall specify in the applicable Agreement when Dividend Equivalents will be paid, which may be at the same date the Shares subject to the deferred Stock Grant are issued or may be subject to an election by the Participant subject to the same timing rules as apply in this Section, to the extent provided in the applicable Agreement.

(i) Other Restrictions.  The Committee may provide other restrictions on the timing or revocation of deferral elections, and all such elections will be limited as the Committee may provide in the applicable Agreement.

4.	TERMS AND CONDITIONS OF DEFERRED STOCK GRANTS

(a) Terms of Deferred Stock Grants and Dividend Equivalent Rights.  The Committee shall have the sole authority and discretion in determining the terms and conditions with respect to each deferred Stock Grant and Dividend Equivalents, which shall be reflected in the applicable Agreement.

(b) Deferred Stock Grants.  The Committee may provide in the applicable Agreement that all or a portion of the deferred Stock Grant will be forfeited under specified terms and conditions.

(c) Dividend Equivalents.  Stock Grants that are deferred shall accrue Dividend Equivalents, unless otherwise determined by the Committee.  The Committee may provide in the applicable Agreement that all or a portion of the Dividend Equivalents will be forfeited under specified terms and conditions.  The Committee may specify, or allow the Participant to specify, in the applicable Agreement that Dividend Equivalents will be paid when earned, that Dividend Equivalents will earn interest at a specified interest rate and paid at a date or event specified, or converted into the right to receive Shares at a specified date or event under a specified conversion formula.

(d) Manner of Deferral Election and Timing of Payment.  A Participant may elect to defer receipt of a Stock Grant and Dividend Equivalents by entering into an Agreement provided by the Company for this purpose which shall contain such terms and conditions as may be established by the Committee.  If a Participant makes a deferral election, the issuance of Shares and Dividend Equivalents shall be delayed until the date or event specified in the Agreement at the date the Participant’s deferral election in Section 3 is made.  Except as otherwise provided in an Agreement, Shares attributable to a Stock Grant that is deferred shall be issued, and Dividend Equivalents that are deferred will be paid only upon an event or date set forth below:

(i) a specified date;

(ii) the date of the Participant’s Separation from Service if the Participant is not a Specified Employee;

(iii) six (6) months after the date of the Participant’s Separation from Service if the Participant is a Specified Employee;

(iv) the date of the Participant’s death;

(v) the date the Participant becomes subject to a Disability;

(vi) the date of a Change in Control; or

(vii) the date the Participant is subject to an Unforeseeable Emergency;

provided, however, that such further terms, conditions, and restrictions as set forth in the applicable Agreement shall apply.

(e) Subsequent Changes in Time of Payment.  If a Participant is permitted to elect the timing of payment pursuant to subsection (d), the Participant may change the timing of payment of Stock Grants and Dividend Equivalents at any time before the last permissible date for making a deferral election as to such Stock Grants and Dividend Equivalents as set forth in Section 3, or if after such last permissible date, only in accordance with the following rules:

(i) the election shall not take effect until at least twelve (12) months after the date on which the election is made;

(ii) in the case of an election related to a payment that is not on account of the Participant’s Disability or death, or the occurrence of an Unforeseeable Emergency, the payment with respect to which the election is made must be deferred for a period of at least five (5) years from the date that such payment would have been made; and

(iii) any election related to a payment to be paid at a specified time or pursuant to a fixed schedule must be made at least twelve (12) months before the date the payment was previously scheduled to be paid.

(f) Non-Transferability.  The rights and interests of a Participant in respect of the deferred Stock Grant and Dividend Equivalents shall not be transferable or assignable other than by will or the laws of succession to the legal representative of the Participant; provided, however, that the Committee may allow a Participant to designate a person to receive the benefits payable under the Plan on the Participant’s death or alter or revoke such designation from time to time, subject to the provisions of any applicable law.

(g) Deferred Stock Grants are not Shares.  Deferred Stock Grants are not Shares, and do not entitle any Participant to the exercise of voting rights, the receipt of dividends, or the exercise of any other rights attaching to ownership of Shares.

5.	SOURCE OF SHARES UNDER PLAN

No Shares are reserved for issuance under the Plan.  The Plan is merely a vehicle under which Stock Grants that are made by the Company can be deferred.  Sources of Stock Grants may include, but not be limited to, the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

6.	CHANGE IN CAPITALIZATION

(a) The number and kind of Shares shall be proportionately adjusted for any nonreciprocal transaction between the Company and holders of capital stock of the Company that causes the per share value of the Shares underlying the Stock Grants to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, non-recurring cash dividend (each, an “Equity Restructuring”).

(b) In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, that in each case is not an Equity Restructuring, the Committee shall take such action and make such adjustments with respect to the Shares or the terms of this Plan as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Plan, or substituting cash, other securities, or other property to replace the award payable under the Plan, or terminating awards under the Plan in exchange for their cash value (as determined by the Committee).

(c) All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Participant.  Any action taken by the Committee need not treat all Participants under the Plan equally.

(d) The existence of the Plan and any deferred Stock Grants and Dividend Equivalents thereunder shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.	ADMINISTRATION

The Committee shall administer the Plan in accordance with its terms. The Committee may, subject to the terms of the Plan, delegate duties relating to the administration of the Plan and will determine the scope of such delegation. Any decision made by the Committee in carrying out its responsibilities with respect to the administration of the Plan will be final and binding on the Participants.

In addition to the other powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee will have full and complete authority to interpret the Plan. The Committee may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan.  Any such interpretation, rule, determination or other act of the Committee will be conclusively binding upon all persons, including the Participants and their legal representatives and beneficiaries.

No member of the Committee will be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Company will indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the Committee and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

8.	UNFUNDED PLAN

The Plan is unfunded.  The Company’s obligations hereunder will constitute general, unsecured obligations, payable solely out of its general assets, and no Participant or other person has any right to any specific assets of the Company.  The Company will not segregate any assets for the purpose of funding its obligations with respect to Shares credited hereunder.  The Company will not be deemed to be a trustee of any amounts to be distributed or paid pursuant to the Plan.  No liability or obligation of the Company pursuant to the Plan will be deemed to be secured by any pledge of, or encumbrance on, any property of the Company.

9.	PARTICIPATION VOLUNTARY

Participation in the Plan by Participants is voluntary.  The issuance of Agreements under the Plan will not be construed as giving a Participant any right to continue in the service of the Company or any of its Affiliates.  Participation in the Plan by any Participant will constitute acceptance of the terms and conditions of the Plan by the Participant and as to the Participant’s agreement to be bound thereby.

10.	AMENDMENT AND TERMINATION

The Board of Directors may from time to time amend, suspend or terminate the Plan in whole or in part.  No amendment or termination of the Plan will take away any rights that the Participant has under the terms of any applicable Agreement.

11.	GOVERNING LAW

The Plan will be governed by the laws of the State of Maryland, to the extent not pre-empted by Federal law, without reference to principles of conflicts of laws.

12.	DEFINITIONS

For purposes of the Plan, the terms contained in this Plan have the following meanings.

(a) “Affiliate” means:

(i) any Subsidiary or Parent;

(ii) any entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

(iii) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Committee.

(b) “Agreement” means an agreement approved by the Committee which sets forth the terms and conditions of the Participant’s deferred Stock Grant and Dividend Equivalents.

(c) “Board of Directors” means the board of directors of the Company.

(d) “Change in Control” means a “change in the ownership of the corporation, a change in the effective control of the corporation, or a change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Treas. Reg. Section 1.409A-3; provided that the term “corporation” in this definition shall refer to the Company.

(e) “Committee” means the Compensation Committee of the Board of Directors.

(f) “Company” means Omega Healthcare Investors, Inc., a Maryland corporation.

(g) “Common Stock” means the Company’s common stock.

(h) “Disability” means any condition that constitutes a “disability” under Treas. Reg. Section 1.409A-3.

(i) “Dividend Equivalents” means an amount equal to the dividends per Share payable to shareholders of record on or after the date of grant of the deferred Stock Grant through the day before the date the Shares attributable to the deferred Stock Grant are issued.

(j) “Effective Date” means January 20, 2009.

(k) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A “Parent” may include any entity other than a corporation to the extent permissible under Section 424(e) of the Internal Revenue Code or regulations and rulings thereunder.

(l) “Participant” means any individual who participates in the Plan pursuant to Section 1.

(m) “Performance-Based Stock Grant” means a Stock Grant, the entitlement to which is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months.  Organizational or individual performance criteria are considered preestablished if established in writing within ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.  Compensation may be performance-based compensation if the amount will be paid regardless of satisfaction of the performance criteria due to the Participant’s death or Disability, or a Change in Control, provided that payment made under such circumstances without regard to the satisfaction of the performance criteria will not constitute a Performance-Based Stock Grant.

(n) “Plan” means the Omega Healthcare Investors, Inc. Deferred Stock Plan, as it may be amended from time to time.

(o) “Separation from Service” means a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1.

(p) “Share” means a share of Common Stock.

(q) “Specified Employee” means a “specified employee” within the meaning of Treas. Reg. Section 1.409A-1.

(r) “Stock Grant” means a grant of Shares or the grant of the right to receive Shares in the future, whether contingent or absolute.

(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) of the Internal Revenue Code or regulations and rulings thereunder.

(t) “Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Treas. Reg. Section 1.409A-3.

The Plan was estalished as of the Effective Date, January 20, 2009.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

DEFERRED STOCK AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is made as of _________________, 2009 (the “Effective Date”), by Omega Healthcare Investors, Inc. (the “Company”) and ____________________________________ (the “Director”).

This Agreement includes the Terms and Conditions, which are part of this Agreement.

A.
Effect of Agreement:  This Agreement relates to the quarterly grants of Stock to the Director that are scheduled to be made after the Effective Date (including each future year) as of the quarterly dates set forth in Item D below.  Therefore, this Agreement shall constitute a standing election to defer such future quarterly Stock grants and shall remain in place until revoked or modified by the Director.

If the Director is making a deferral election within thirty (30) days after the date he first becomes eligible under the Deferred Stock Plan, he may revoke or modify this election for the current year, only if he submits a written election to do so to the Company’s Chief Financial Officer within that same thirty (30) day period and before the date the first quarterly Stock grant is deferred under this Agreement.

If the Director wishes to revoke or modify this election as to quarterly Stock grants to be made in a future year, he must submit a written election to do so to the Company’s Chief Financial Officer by December 31 of the preceding year.  (So, for example, if the Director elects in January 2009 to defer quarterly Stock grants, if he wishes to elect not to defer quarterly Stock grants in 2010, he must submit a new election by December 31, 2009.)  The only exception to the foregoing rules is that if the Director becomes subject to an Unforeseeable Emergency, he may elect to immediately revoke his election to defer future quarterly Stock grants for the current year.

B.	“Plan”: (under which the “Shares” (as defined below) will be issued) Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

C.	“Deferred Stock Plan”: Omega Healthcare Investors, Inc. Deferred Stock Plan, to which this Agreement is also subject.

D.
“Stock Units”:  This Agreement relates to the quarterly grants of Stock to the Director that are scheduled to be made after the Effective Date (including each future year) as of the quarterly dates set forth below.

The Director should check all of the following quarterly Stock grants which the Director is electing to defer:

[ ]           February 15;

[ ]           May 15;

[ ]           August 15;

[ ]           November 15.

In lieu of receiving such quarterly Stock grants, the Director will be credited on each quarterly date selected above with a number of Stock Units that is equal to the number of Shares that would otherwise have been granted to the Director as of such quarterly date (the “Applicable Quarterly Grant Date”).  The number of Stock Units will be increased by the number of Stock Units attributable to the Converted Dividend Equivalents if the Director elects Item E.1. below.  Each Stock Unit represents the Company’s unsecured obligation to issue one share of Stock and the related Converted Dividend Equivalents, Deferred Dividend Equivalents, or Current Dividend Equivalents (whichever is selected in Item E) in accordance with this Agreement.  The shares of Stock represented by the Stock Units shall be referred to as the “Shares.”

E.
“Dividend Equivalents”:  Each Stock Unit shall accrue an amount equal to the dividends per share payable on Stock to shareholders of record on or after the Applicable Quarterly Grant Date and through the day before the date the Shares are issued.

The Director must check either paragraph 1, 2 or 3 below:

1.	[ ]
“Converted Dividend Equivalents”:  The Dividend Equivalents will be converted into a number of Stock Units equal to the amount of the Dividend Equivalents that are accrued as of the dividend payment date, divided by the closing price per share of Stock on the dividend payment date.  Such Stock Units shall also accrue future Dividend Equivalents that shall be converted into Stock Units in accordance with the preceding formula.  The Stock Units under this paragraph shall be paid on the date the Shares are payable to the Director; or

2.	[ ]
“Deferred Dividend Equivalents”:  The Dividend Equivalents shall be paid to the Director, with interest accrued on a quarterly basis at a rate equal to the Company’s average borrowing rate for the preceding calendar quarter, as determined in the sole discretion of the Committee, on the date the Shares are payable to the Director; or

3.	[ ]	“Current Dividend Equivalents”: The Dividend Equivalents shall be paid to the Director on the same date that the dividends per share are paid to shareholders.

F.
“Deferral Period”:  The Director has elected to defer receipt of the Shares (and Converted Dividend Equivalents or Deferred Dividend Equivalents if Item E.1. or E.2. was elected) until the dates or events set forth below:

The Director must check either paragraph 1 or 2 below, but may check other paragraphs as well.

1.           [ ]           , 2_____ (specify date);

2.           the Director may check A or B below, but not both:

A.           [ ]           the Director’s Separation from Service; or

B.	[ ]	January 1 of the __________ (specify number, first, second, etc.) year following the year of the Director’s Separation from Service;

3.           [ ]           the earlier of paragraph 1 or 2 above;

4.           [ ]           the later of paragraph 1 or 2 above;

5.	[ ]	If a Change in Control occurs before the date payment is required to be made pursuant to the elections above, payment shall be made as a result of the Change in Control;

6.	[ ]	If the Director becomes subject to a Disability before the date payment is required to be made pursuant to the elections above, payment shall be made as a result of the Disability.

Notwithstanding the foregoing, the Shares (and Converted Dividend Equivalents or Deferred Dividend Equivalents if Item E.1. or E.2. was elected) shall be payable not later than ninety (90) days following the Director’s date of death.

The Director may elect to change the timing of payment in Item F only under the following conditions:

(i)	the election shall not take effect until twelve (12) months after the date the written election is submitted to the Company;

(ii)
in the case of an election related to a payment date or event other than Disability, the election must, with respect to such payment date or event, defer payment for at least five (5) years from the prior payment date or event; and

(iii)	in the case of a payment at a specified date, the election must be submitted at least twelve (12) months before the date payment was previously scheduled to be made.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the Effective Date set forth above.

DIRECTOR                                                                           OMEGA HEALTHCARE INVESTORS, INC.

By:

[Signature]                                                                           Title:

--

TERMS AND CONDITIONS TO THE
DEFERRED STOCK AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

1. Payment for Stock Units. The Company shall deliver a share certificate representing the number of Shares attributable to the Stock Units (and the amount of the Deferred Dividend Equivalents, if applicable) to the Director within ninety (90) days following the conclusion of the Deferral Period.

2. Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Director may terminate the Deferral Period but only to the extent of the number of Shares necessary to meet the emergency (which may include amounts necessary to pay Federal, state, local, or foreign taxes or penalties reasonably anticipated to result from the distribution), and only to the extent that the hardship is not or cannot be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Director’s assets to the extent such liquidation would not itself cause severe financial hardship, or by cessation of future deferrals.

3. Restrictions on Transfer of Stock Units and Shares.  Except for the transfer by bequest or inheritance, the Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Stock Units or Shares until issued.  Any such disposition not made in accordance with this Agreement shall be deemed null and void.  Any permitted transferee under this Section shall be bound by the terms of this Agreement.

4. Legend on Stock Certificates.  Certificates evidencing the Shares shall have noted conspicuously on the certificates any legends required when applicable securities laws are otherwise determined by the Company to be appropriate, such as:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

5.   Change in Capitalization.

(a)                 The number and kind of Shares shall be proportionately adjusted for any nonreciprocal transaction between the Company and holders of capital stock of the Company that causes the per share value of the Shares underlying the Stock Units to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, non-recurring cash dividend (each, an “Equity Restructuring”).

(b)                 In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, that in each case is not an Equity Restructuring, the Committee shall take such action and make such adjustments with respect to the Shares or the terms of this Agreement as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Agreement, or substituting cash, other securities, or other property to replace the award payable under the Agreement, or terminating the Agreement in exchange for the cash value (as determined by the Committee) of the Shares (and the Deferred Dividend Equivalents, if applicable).

(c)                 Notwithstanding the foregoing or any other provisions of this Agreement, if a Change in Control of the type described in Section 15(a)(i) occurs and if the Director has not elected to end the Deferral Period as of the date of the Change in Control, the Company shall pay the Deferred Dividend Equivalents, if applicable, to the Director within ninety (90) days following the date of the Change in Control, and shall pay the same amount of consideration per Share attributable to the Stock Units as is paid to each holder of a share of Common Stock in connection with the Change in Control and on the same schedule and under the same terms and conditions, provided that payment must be completed within five (5) years after the Change in Control.

(d)                 All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Director. Any action taken by the Committee need not treat all recipients of awards under the Plan or the Deferred Stock Plan equally.

(e)                 The existence of the Plan, the Deferred Stock Plan, and this Agreement shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

6. Governing Laws.  This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Director resides, and/or any other applicable securities laws.

7. Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

8. Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed party at the last known address of the party.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

9. Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10. Entire Agreement.  This Agreement is subject to the terms and conditions of the Plan and the Deferred Stock Plan, and in the event of a conflict, such plans shall control.  Subject to the terms and conditions of the Plan and the Deferred Stock Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.

11. Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12. Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. No Right to Continued Retention.  Neither the establishment of the Plan, nor the Deferred Stock Plan, nor this Agreement, shall be construed as giving Director the right to continued service with the Company or an Affiliate.

14. Termination of Agreement.  The Company reserves the right to accelerate the time of payment under this Agreement pursuant to a termination and liquidation of the award under this Agreement, to the extent permitted under Treas. Reg. Section 1.409A-3, notwithstanding any election made by the Director or any other provisions of this Agreement.

15. Definitions.  Capitalized terms used, but not defined, in this Agreement shall be given the meaning ascribed to them in the Plan.  When used in this Agreement, the following terms have the meanings set forth below:

(a)	“Change in Control” means:

(i)	“A change in the ownership of the corporation,”

(ii)	“A change in the effective control of the corporation,” or

(iii)	“A change in the ownership of a substantial portion of the assets of the corporation,”

in each case within the meaning of Treas. Reg. Section 1.409A-3; provided, however, that for purposes of determining a “substantial portion of the assets of the corporation” “eighty-five percent (85%)” shall be used instead of “forty percent (40%).”  For purposes of this subsection (a), the “corporation” refers to the Company.  Notwithstanding the foregoing, in the event of a merger, consolidation, reorganization, share exchange or other transaction as to which the holders of the capital stock of the Company before the transaction continue after the transaction to hold, directly or indirectly, shares of capital stock of the Company  (or other surviving company) representing more than fifty percent (50%) of the value or ordinary voting power to elect directors of the capital stock of the Company (or other surviving company), such transaction shall not constitute a Change in Control.

(b)	“Disability” means any condition that would constitute a “disability” under Treas. Reg. Section 1.409A-3.

(c)	“Separation from Service” means a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1.

(d)	“Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Treas. Reg. Section 1.409A-3.

DEFERRED RESTRICTED STOCK AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”) is made as of _________________, 20____ (the “Effective Date”), by Omega Healthcare Investors, Inc. (the “Company”) and ____________________________________ (the “Director”).

This Agreement includes the Terms and Conditions, which are part of this Agreement.

A.
Effect of Agreement:  This Agreement relates to the annual grants of Stock to the Director that are scheduled to be made after the Effective Date (including each future year).  Therefore, this Agreement shall constitute a standing election to defer such annual Stock grants and shall remain in place until revoked or modified by the Director.

If the Director is making a deferral election within thirty (30) days after the date he first becomes eligible under the Deferred Stock Plan, he may revoke or modify this election for the current year, only if he submits a written election to do so to the Company’s Chief Financial Officer within that same thirty (30) day period and before the date the first annual Stock grant is deferred under this Agreement.

If the Director wishes to revoke or modify this election as to annual Stock grants to be made in a future year, he must submit a written election to do so to the Company’s Chief Financial Officer by December 31 of the preceding year.  (So, for example, if the Director elects in January 2009 to defer annual Stock grants, if he wishes to elect not to defer the annual Stock grant in 2010, he must submit a new election by December 31, 2009.)

B.	“Plan”: (under which the “Shares” (as defined below) will be issued) Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

C.	“Deferred Stock Plan”: Omega Healthcare Investors, Inc. Deferred Stock Plan, to which this Agreement is also subject.

D.	“Stock Units”: This Agreement relates to the annual grants of Stock to the Director that are scheduled to be made after the Effective Date (including each future year).

In lieu of receiving such annual Stock grants, the Director will be credited on each annual date that the annual Stock grant would otherwise have been made with a number of Stock Units that is equal to the number of Shares that would otherwise have been granted to the Director as of such annual date (the “Applicable Annual Grant Date”).  The number of Stock Units will be increased by the number of Stock Units attributable to the Converted Dividend Equivalents if the Director elects Item E.1. below.  Each Stock Unit represents the Company’s unsecured obligation to issue one share of Stock and the related Converted Dividend Equivalents, Deferred Dividend Equivalents, or Current Dividend Equivalents (whichever is selected in Item E) in accordance with this Agreement.  The shares of Stock represented by the Stock Units shall be referred to as the “Shares.”

E.
“Dividend Equivalents”:  Each Stock Unit shall accrue an amount equal to the dividends per share payable on Common Stock to shareholders of record on or after the Applicable Annual Grant Date and through the day before the date the Shares are issued (or until the Stock Units are forfeited, if earlier).

The Director must check either paragraph 1, 2 or 3 below:

1.	[ ]
“Converted Dividend Equivalents”:  The Dividend Equivalents will be converted into a number of Vested Stock Units equal to the amount of the Dividend Equivalents that are accrued as of the dividend payment date, divided by the closing price per share of Stock on the dividend payment date.  Such Vested Stock Units shall also accrue future Dividend Equivalents that shall be converted into Vested Stock Units in accordance with the preceding formula.  The Stock Units under this paragraph shall be paid on the date the Shares are payable to the Director; or

2.	[ ]
“Deferred Dividend Equivalents”:  The Dividend Equivalents shall be paid to the Director, with interest accrued on a quarterly basis at a rate equal to the Company’s average borrowing rate for the preceding calendar quarter, as determined in the sole discretion of the Committee, on the date the Shares are payable to the Director; or

3.	[ ]	“Current Dividend Equivalents”: The Dividend Equivalents shall be paid to the Director on the same date that the dividends per share are paid to shareholders.

F.
“Deferral Period”:  The Director has elected to defer receipt of the Vested Shares (and Converted Dividend Equivalents or Deferred Dividend Equivalents if Item E.1. or E.2. was elected) until the dates or events set forth below:

The Director must check either paragraph 1 or 2 below, but may check other paragraphs as well.

1.	If the Director completes this paragraph 1, the Director must complete A, B, and C below:

A.	[ ]	as to the first one-third of the Shares, which become Vested Shares one (1) year after the Grant Date, ___________, 2_____ (specify date that is at least one (1) year after the Grant Date); and

B.	[ ]	as to the second one-third of the Shares, which become Vested Shares two (2) years after the Grant Date, ___________, 2_____ (specify date that is at least two (2) years after the Grant Date); and

C.	[ ]	as to the third one-third of the Shares, which become Vested Shares three (3) years after the Grant Date, ___________, 2_____ (specify date that is at least three (3) years after the Grant Date);

2.	The Director may check A or B below, but not both:

A.           [ ]           the Director’s Separation from Service; or

B.	[ ]	January 1 of the __________ (specify number, first, second, etc.) year following the year of the Director’s Separation from Service;

3.           [ ]           the earlier of paragraph 1 or 2 above;

4.           [ ]           the later of paragraph 1 or 2 above;

5.	[ ]	If a Change in Control occurs before the date payment is required to be made pursuant to the elections above, payment shall be made as a result of the Change in Control;

6.	[ ]	If the Director becomes subject to a Disability before the date payment is required to be made pursuant to the elections above, payment shall be made as a result of the Disability.

The Director may elect to change the timing of payment in Item F only under the following conditions:

(iv)	the election shall not take effect until twelve (12) months after the date the written election is submitted to the Company;

(v)
in the case of an election related to a payment date or event other than Disability, the election must, with respect to such payment date or event, defer payment for at least five (5) years from the prior payment date or event; and

(vi)	in the case of a payment at a specified date, the election must be submitted at least twelve (12) months before the date payment was previously scheduled to be made.

Notwithstanding the foregoing, the Vested Shares (and Converted Dividend Equivalents or Deferred Dividend Equivalents if Item E.1. or E.2. was elected) shall be payable not later than ninety (90) days following the Director’s date of death.

G.
“Vesting Schedule”: Except as provided in Item E.1., the Stock Units and Shares shall vest according to the Vesting Schedule attached hereto as Exhibit 1 (the “Vesting Schedule”).  The Stock Units and Shares which have become vested are herein referred to as the “Vested Stock Units” and “Vested Shares,” respectively.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the Effective Date set forth above.

DIRECTOR                                                                           OMEGA HEALTHCARE INVESTORS, INC.

By:

[Signature]                                                                           Title:

TERMS AND CONDITIONS TO THE
DEFERRED RESTRICTED STOCK AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

1. Payment for Vested Stock Units. The Company shall deliver a share certificate representing the number of Shares attributable to the Vested Stock Units (and the amount of the Deferred Dividend Equivalents, if applicable) to the Director within ninety (90) days following the conclusion of the Deferral Period.

2. Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Director may terminate the Deferral Period but only to the extent of the number of Vested Shares (and Deferred Dividend Equivalents, if applicable) necessary to meet the emergency (which may include amounts necessary to pay Federal, state, local, or foreign taxes or penalties reasonably anticipated to result from the distribution), and only to the extent that the hardship is not or cannot be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Director’s assets to the extent such liquidation would not itself cause severe financial hardship, or by cessation of future deferrals.

3. Restrictions on Transfer of Stock Units and Shares.  Except for the transfer by bequest or inheritance, the Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Stock Units or Shares until issued.  Any such disposition not made in accordance with this Agreement shall be deemed null and void.  Any permitted transferee under this Section shall be bound by the terms of this Agreement.

4. Legend on Stock Certificates.  Certificates evidencing the Shares shall have noted conspicuously on the certificates any legends required when applicable securities laws are otherwise determined by the Company to be appropriate, such as:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

5. Change in Capitalization.

(a)           The number and kind of Shares shall be proportionately adjusted for any nonreciprocal transaction between the Company and holders of capital stock of the Company that causes the per share value of the Shares underlying the Restricted Units to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, non-recurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, that in each case is not an Equity Restructuring, the Committee shall take such action and make such adjustments with respect to the Shares or the terms of this Agreement as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Agreement, or substituting cash, other securities, or other property to replace the award payable under the Agreement, or terminating the Agreement in exchange for the cash value (as determined by the Committee) of the Shares (and the Deferred Dividend Equivalents, if applicable).

(c)           Notwithstanding the foregoing or any other provisions of this Agreement, if a Change in Control of the type described in Section 15(a)(i) occurs and if the Director has not elected to end the Deferral Period as of the date of the Change in Control, the Company shall pay the Deferred Dividend Equivalents, if applicable, to the Director within ninety (90) days following the date of the Change in Control, and shall pay the same amount of consideration per Share attributable to the Stock Units as is paid to each holder of a share of Common Stock in connection with the Change in Control and on the same schedule and under the same terms and conditions, provided that payment must be completed within five (5) years after the Change in Control.

(d)           All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Director. Any action taken by the Committee need not treat all recipients of awards under the Plan or the Deferred Stock Plan equally.

(e)           The existence of the Plan, the Deferred Stock Plan, and this Agreement shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

6. Governing Laws.  This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Director resides, and/or any other applicable securities laws.

7. Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

8. Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed party at the last known address of the party.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

9. Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10. Entire Agreement.  This Agreement is subject to the terms and conditions of the Plan and the Deferred Stock Plan, and in the event of a conflict, such plans shall control.  Subject to the terms and conditions of the Plan and the Deferred Stock Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.

11. Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12. Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. No Right to Continued Retention.  Neither the establishment of the Plan, nor the Deferred Stock Plan, nor this Agreement shall be construed as giving Director the right to continued service with the Company or an Affiliate.

14. Termination of Agreement.  The Company reserves the right to accelerate the time of payment under this Agreement pursuant to a termination and liquidation of the award under this Agreement, to the extent permitted under Treas. Reg. Section 1.409A-3, notwithstanding any election made by the Director or any other provisions of this Agreement.

15. Definitions.  Capitalized terms used, but not defined, in this Agreement shall be given the meaning ascribed to them in the Plan.  When used in this Agreement, the following terms have the meanings set forth below:

(a)	“Change in Control” means:

i.	“A change in the ownership of the corporation,”

ii.	“A change in the effective control of the corporation,” or

iii.	“A change in the ownership of a substantial portion of the assets of the corporation,”

in each case within the meaning of Treas. Reg. Section 1.409A-3; provided, however, that for purposes of determining a “substantial portion of the assets of the corporation” “eighty-five percent (85%)” shall be used instead of “forty percent (40%).”  For purposes of this subsection (a), the “corporation” refers to the Company.  Notwithstanding the foregoing, in the event of a merger, consolidation, reorganization, share exchange or other transaction as to which the holders of the capital stock of the Company before the transaction continue after the transaction to hold, directly or indirectly, shares of capital stock of the Company  (or other surviving company) representing more than fifty percent (50%) of the value or ordinary voting power to elect directors of the capital stock of the Company (or other surviving company), such transaction shall not constitute a Change in Control.

(b)	“Disability” means any condition that would constitute a “disability” under Treas. Reg. Section 1.409A-3.

(c)	“Separation from Service” means a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1.

(d)	“Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Treas. Reg. Section 1.409A-3.

Exhibit 1 to Deferred Restricted Stock Agreement

Vesting Schedule

The Stock Units and the Shares shall become vested as follows:

Percentage	Years of Service after Grant Date
33-1/3%	1
66-2/3%	2
100%	3

For purposes of the above schedule, the Director shall receive credit for a year of service as of each anniversary of the Grant Date that the Director remains at all times a director, employee, or consultant of the Company or an Affiliate from the Grant Date to such date.  Any of the Stock Units and the Shares which are not vested (1) at the time that the Director ceases to be a director, employee, or consultant of the Company due to death or Disability, or (2) upon a Change in Control shall become fully vested.  Notwithstanding the foregoing, any of the Stock Units and the Shares which are not vested at the time that the Director ceases to be a director, employee, or consultant of the Company or an Affiliate for any reason other than death or Disability shall be forfeited to the Company.